Exhibit 99.1

Kraton Polymers LLC Announces Execution of Supplemental Indenture and Early Results for the Previously Announced Tender Offer and Consent Solicitation for the 6.75% Senior Notes Due 2019

(CUSIP No. 50077D AB0)

HOUSTON, December 15, 2015 /PRNewswire / — Kraton Polymers LLC (the “Company”) announced today the early tender results as of 5:00 p.m. New York City time on December 14, 2015 (the “Consent Payment Deadline”) for its previously announced cash tender offer and consent solicitation with respect to the Company’s outstanding 6.75% Senior Notes due 2019 that were co-issued by Kraton Polymers Capital Corporation (the “Notes”) pursuant to its Offer to Purchase and Consent Solicitation Statement dated December 1, 2015 (the “Offer to Purchase”). The Company is a wholly-owned subsidiary of Kraton Performance Polymers, Inc. (NYSE: KRA) (“KPPI” and, together with its subsidiaries including the Company, “Kraton”), a leading global producer of styrenic block copolymers (“SBCs”).

As a result of receiving tenders and related consents from holders representing a majority in principal amount outstanding of the Notes, the Company, Kraton Polymers Capital Corporation, the trustee for the indenture governing the Notes (the “Indenture”) and certain guarantors party to the Indenture executed a supplemental indenture (the “Supplemental Indenture”) on December 14, 2015. The Supplemental Indenture gives effect to the proposed amendments described in the Offer to Purchase and amends the Indenture to, among other things, eliminate or modify substantially all of the restrictive covenants, certain events of default and related provisions in the Indenture. The changes made by the Supplemental Indenture will not become operative unless and until the Company purchases all Notes tendered on or before the Consent Payment Deadline (the “Early Tenders”). The Company’s obligation to purchase Notes remains subject to the satisfaction or waiver of certain conditions, including the Financing Condition and the Acquisition Condition, each as specified in the Offer to Purchase. Once operative, the Supplemental Indenture will be binding on all holders of Notes, even those whose Notes were not validly tendered on or before the Consent Payment Deadline and accepted for purchase, as described in the Offer to Purchase.

As of the Consent Payment Deadline, $249,386,000 in aggregate principal amount, or approximately 71.25%, of the Notes outstanding had been validly tendered and not validly withdrawn. Pursuant to the terms of the Offer to Purchase, the execution of the Supplemental Indenture on December 14, 2015 constituted the withdrawal deadline, after which tenders of Notes may not be validly withdrawn and consents delivered with respect to the Notes may not be validly revoked, except in the limited circumstances described in the Offer to Purchase.

The Company intends to accept the Early Tenders for purchase (such date, the “Early Settlement Date”) following the consummation of our previously announced acquisition of Arizona Chemical Holdings Corporation including the debt financing in connection therewith, which is expected to occur subsequent to December 16, 2015, the previously announced Early Settlement Date. A subsequent announcement will follow if and when the date for acceptance and settlement of Early Tenders has been fixed.

Holders of Notes may still tender their Notes pursuant to the Offer to Purchase until 11:59 p.m., New York City time, on December 29, 2015, unless the tender offer and consent solicitation is extended or earlier terminated by the Company. However, holders who validly tender (and do not validly withdraw) their Notes and validly deliver (and do not validly revoke) their consents after the Consent Payment Deadline will not be entitled to receive the previously announced consent payment of $30.00 per $1,000 principal amount of Notes.

Requests for tender offer documents may be directed to D.F. King & Co., Inc., the information agent, at the following address: 48 Wall Street, 22nd Floor, New York, N.Y. 10005. The information agent may be telephoned by banks and brokers at 212-269-5550 and by all others at 866-796-7179 or emailed at kra@dfking.com. The dealer manager and solicitation agent for the tender offer is Credit Suisse Securities (USA) LLC. Questions regarding the tender offer and consent solicitation may be directed to the dealer manager and solicitation agent, Attention: Liability Management Group, at 11 Madison Avenue, New York, N.Y. 10010. The dealer manager and solicitation agent may be telephoned at 212-538-2147 or toll-free at 800-820-1653.

To the extent that any Notes are not validly tendered in the tender offer, the Company intends to redeem such Notes on March 1, 2016 pursuant to the redemption and satisfaction and discharge provisions of the Indenture at a redemption price equal to 101.688% of the principal amount redeemed thereby, plus accrued and unpaid interest, if any, to the redemption date. The Company intends to deliver an irrevocable notice of redemption to the trustee following the consummation of our previously announced acquisition of Arizona Chemical Holdings Corporation including the debt financing in connection therewith, which is expected to occur subsequent to December 16, 2015, the previously announced Early Settlement Date. However, no assurance can be given that such untendered Notes will be redeemed as contemplated or at all. Neither the Offer to Purchase nor the accompanying Consent and Letter of Transmittal constitute a notice of redemption.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The tender offer is being made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. Holders are urged to read the Offer to Purchase and Letter of Transmittal carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents. None of the Company, the dealer manager and solicitation agent or the tender agent, information agent or trustee makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer or provide the related consents, and no one has been authorized to make such a recommendation.

ABOUT KRATON

KPPI, through the Company and its subsidiaries, is a leading global producer of engineered polymers and one of the world’s largest producers of SBCs, a family of products whose chemistry was pioneered by Kraton over 50 years ago. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. Kraton offers products to more than 800 customers in over 60 countries worldwide. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, which Kraton believes is the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

FORWARD-LOOKING STATEMENTS

All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding the completion of the tender offer and any other statements regarding Kraton’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in KPPI’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q for the fiscal year 2015 and in other filings made by KPPI with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the pending acquisition of Arizona; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to update or revise such information in light of new information or future events.

For Further Information:

Investors: H. Gene Shiels 281-504-4886